As filed with the Commission on July 31, 2025

File No. 333-288654

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RISE GOLD CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	1000	30-0692325
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

345 Crown Point Circle, Suite 600

Grass Valley, California 95945

917-349-0060

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Nevada Business Center, LLC

701 South Carson Street, Suite 200

Carson City, Nevada 89701

(855) 682-4926

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. Brad Wiggins, Esq.

Securities Law USA, PLLC

10 G Street, NE, Suite 600

Washington, DC 20002

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company:

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☒	Smaller Reporting Company ☒

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section (7)(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Explanatory Note:

The registrant is filing this Amendment No. 1 to its Form S-1 Registration Statement No. 333-288654 filed on July 11, 2025 (the "Registration Statement") solely for the purpose of adding Exhibit No. 10.7, which is being filed herewith. No changes have been made to the Registration Statement other than the addition of Exhibit 10.7. Accordingly, the prospectus in Part I and all other items in Part II of the Registration Statement have been omitted from this amendment and remain as previously filed.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

The Exhibits filed herewith and incorporated by reference herein are set forth on the accompanying Index to Exhibits filed as a part of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Grass Valley, California on July 31, 2025.

Rise Gold Corp.

By:	/s/ Joseph Mullin
Joseph Mullin, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

By: /s/ Joseph Mullin Joseph Mullin	Chief Executive Officer and President and Director (Principal Executive Officer)	July 31, 2025

By: /s/ Mihai Draguleasa Mihai Draguleasa	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 31, 2025

By: /s/ Thomas Vehrs Thomas Vehrs	Director	July 31, 2025

By: ________________ Lawrence Lepard	Director	July 31, 2025

By: /s/ Daniel Oliver Jr. Daniel Oliver Jr.	Director	July 31, 2025

By: /s/ Clynton Nauman Clynton Nauman	Director	July 31, 2025

EXHIBIT INDEX

Exhibit No.	Document
3.1	Articles of Incorporation, as amended through March 29, 2017 (1)
3.2	Certificate of Change made effective December 16, 2019 (2)
3.3	Certificate of Amendment dated September 18, 2020 (2)
3.4	Bylaws (3)
5.1	Legal opinion of Securities Law USA, PLLC (5)
10.1	Incentive Stock Option Plan dated March 23, 2016 (1)
10.2	Consulting Agreement with Mount Arvon Partners LLC and Joseph Mullin dated as of September 23, 2023 for provision of Chief Executive Officer services (5)
10.3	Consulting Agreement with Stellar Strategy Business Services Inc. dated November 14, 2024 for provision of Chief Financial Officer and Corporate Secretary services through Mihai Draguleasa and Catherine Cox (5)
10.4	Material agreements related to our October 1, 2024 $2.5 million sale of land (4)
10.5	Material agreements related to our October 1, 2024 $1.8 million sale of land (4)
10.6	Option Agreement dated November 25, 2024 related to the buyback provision of 66 acres of land sold (4)
10.7	Specimen Warrant Certificate dated May 8, 2025 ("May 2025 Warrants") *
21.1	Subsidiaries of the registrant (1)
23.1	Consent of Davidson & Company (5)
23.2	Consent of Securities Law USA, PLLC (contained in Exhibit 5.1) (5)
107	Filing Fee Tables (5)

_________________

* Filed herewith

(1) Previously included as an exhibit to our Form S-1 registration statement filed on September 5, 2017 and incorporated herein by reference

(2) Previously included as an exhibit to our annual report on Form 10-K filed on October 29, 2020 and incorporated herein by reference

(3) Previously included as an exhibit to our Form S-1 registration statement filed on February 19, 2008 and incorporated herein by reference

(4) Previously included as an exhibit to our Form 10-Q Amendment No. 1 filed on April 18, 2025 and incorporated herein by reference

(5) Previously included as an exhibit to this Form S-1 registration statement filed on July 11, 2025 and incorporated herein by reference